EXHIBIT 21.1
SUBSIDIARIES OF PRIME MEDICAL SERVICES, INC.
AS OF February 18, 2004

Name of Subsidiary (doing business as)	State of Incorporation or Organization
Prime Medical Operating, Inc.	Delaware
Prime Management, Inc.	Nevada
Prime Medical Management L.P.	Delaware
Prime Service Center, Inc.	Delaware
Prime Diagnostic Services, Inc.	Delaware
Prime Lithotripsy Services, Inc.	New York
(Reston Lithotripsy)
Prime Kidney Stone Treatment, Inc.	New Jersey
(Indiana Lithotripsy)
Prime Diagnostic Corp. of Florida	Delaware
Prime Lithotripter Operations, Inc.	New York
(Tennessee Valley Lithotripter,
Alabama Lithotripsy)
Prime Practice Management, Inc.	New York
Alabama Renal Stone Institute, Inc.	Alabama
Sun Medical Technologies, Inc.	California
Lithotripters, Inc.	North Carolina
FastStart, Inc.	North Carolina
National Lithotripters Association, Inc.	North Carolina
MedTech Investments, Inc.	North Carolina
Ohio Mobile Lithotripter, Ltd.	Ohio
ARKLATX Mobile Lithotripter, LP	Louisiana
(Kidney Stone Center of Louisiana)
TENN-GA Stone Group Three, LP	Tennessee
Southern California Stone Center, L.L.C.	California
AK Specialty Vehicles, L.L.C.	Texas
Mississippi Lithotripers LP	Mississippi
Mobile Kidney Stone Centers, Ltd.	California
Mobile Kidney Stone Centers II, Ltd.	California
Mobile Kidney Stone Centers III, Ltd.	California
Northern California Lithotripsy Associates	California
Northern California Kidney Stone Center, Ltd.	California
Lithotripsy Institute of Northern California	California
Fayetteville Lithotripters Limited Partnership -
Arizona I	Arizona
Fayetteville Lithotripters Limited Partnership -
Arkansas I	Arkansas
San Diego Lithotripters Limited Partnership	California
California Lithotripters Limited Partnership - II, LP	California
California Lithotripters Limited Partnership - III, LP	California
California Lithotripters Limited Partnership - IV, LP	California
California Lithotripsy Joint Venture	California
Florida Lithotripsy Limited Partnership I	Florida
Indiana Lithotripsy Limited Partnership I	Indiana
Pacific Medical of Hawaii Limited Partnership	Hawaii
Fayetteville Lithotripters Limited Partnership -
Louisiana I	Louisiana
Louisiana Lithotripsy Investment Limited Partnership	Louisiana
Montana Lithotripsy Limited Partnership I	Montana
Fayetteville Lithotripters Limited Partnership -
South Carolina II	South Carolina
Tennessee Lithotripters Limited Partnership I	Tennessee
Texas Lithotripsy Limited Partnership I	Texas
Texas Lithotripsy Limited Partnership III	Texas
Texas Lithotripsy Limited Partnership V	Texas
Texas Lithotripsy Limited Partnership VIII	Texas
Fayetteville Lithotripters Limited Partnership -
Virginia I	Virginia
Pacific Lithotripsy GP	California
Great Lakes Lithotripsy Partnership, LP	Wisconsin
Big Sky Urological Services, LP	Montana
Wyoming Urological Services Ltd. Partnership	Wyoming
Washington Urological Services, L.L.C.	Washington
Western Kentucky Lithotripers LP	Kentucky
Kentucky I Lithotripsy, L.L.C.	Kentucky
Frontline Holdings, Inc.	Delaware
Greater Atlanta Lithotripsy, L.L.C.	Georgia
Utah Lithotripsy LP	Utah
Dallas Lithotripsy LP	Texas
Red River Urological Services LP	Texas
KCPR, LLC	Texas
SMIT Container B.V.	Holland
SMIT Mobile Equipment B.V.	Holland
SMIT Carrosseriefabriek B.V.	Holland
SMIT Hydrauliek B.V.	Holland
AK Specialty Vehicles B.V.	Holland
AK Specialty Vehicles Ltd.	United Kingdom
Winemiller Communications, Inc.	Delaware
Aluminum Body Corporation	California
ABC Merger, Inc.	Delaware
Prime Refractive, Inc.	Delaware
Metro Lithotripsy L.L.C.	Indiana
Reston Lithotripsy L.P.	Virginia
Prime Medical Manufacturing L.L.C.	Delaware